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                                EXHIBIT 21.01

                             LIST OF SUBSIDIARIES

                                STATE OF
                             INCORPORATION/
NAME                          ORGANIZATION     NAMES USED IN DOING BUSINESS

Alantic City Showboat, Inc.    New Jersey       Showboat; Showboat Hotel and
                                                  Casino; Atlantic City Showboat

Ocean Showboat, Inc.           New Jersey       Ocean Showboat

Ocean Showboat Finance          New Jersey      Ocean Showboat Finance
  Corporation                                     Corporation

Showboat Operating Company        Nevada        Showboat; Showboat Hotel,
                                                  Casino & Bowling Center; Las
                                                  Vegas Showboat

Showboat Development Company      Nevada        Showboat Development Company

Showboat Australia Pty           Australia      Not applicable
  Limited

Sydney Harbour Casino            Australia      Not applicable
  Holdings Limited

Sydney Casino Management Pty     Australia      Not applicable
  Limited

Sydney Harbour Casino            Australia      Sydney Harbour Casino
  Properties Pty Limited

Showboat Indiana, Inc.            Nevada        Not applicable

Showboat Indiana Investment,      Nevada        Not applicable
  L.P.

Showboat Marina Partnership       Indiana       Showboat Marina; East
                                                  Chicago Showboat

Showboat Marina Casino            Indiana       Showboat Marina; East
  Partnership                                     Chicago Showboat

Showboat Marina Finance           Indiana       Not applicable
  Corporation

Showboat Marina Investment        Indiana       Not applicable
  Partnership

Showboat New Hampshire, Inc.      Nevada        Not applicable

Showboat Rockingham Company,   New Hampshire    Not applicable
  L.L.C.

Showboat Lemay, Inc.              Nevada        Not applicable

Southboat Limited Partnership    Missouri       Not applicable

Showboat LMI, Inc.                Nevada        Not applicable

Showboat Louisiana, Inc.          Nevada        Not applicable

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